Exhibit 10.9

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made by and between Dr. Eric Adler (“Consultant”) and LEXEO Therapeutics, Inc. (the “Company”) (each a “Party” and collectively the “Parties”). The Company and Consultant hereby agree as follows:

1. Effective Date. This Agreement shall become effective upon the date of closing of the transactions contemplated by the Stock Purchase Agreement, dated July 15, 2021 by and among the Company, Stelios Therapeutics, Inc. and the other parties named therein (the “Effective Date”), and if such transactions do not close, this Agreement shall be void ab initio.

2. Services. The Company hereby engages Consultant to serve as a member of the Company’s advisory board. Consultant agrees to advise the Company on [***], and perform such other services, consistent with Consultant’s role, as may be reasonably requested by the Company (the “Services”). Consultant shall devote no more than [***] to the Services, and in any event no more than may be permitted by Consultant’s position with the University of California at San Diego and the UC San Diego Health-Jacobs Medical Center (“UCSD”).

3. Bonus. Consultant shall be paid a sign-on bonus equal to $50,000, which shall be paid within [***] following the Effective Date. Consultant may be eligible for additional bonus compensation as determined by the Company. The sign-on bonus shall be subject to claw back by the Company if Consultant is terminated by the Company pursuant to clause (iii) or (iv) of Section 6 hereof within the [***] following the Effective Date.

4. Equity. Subject to the approval of the Company’s Board of Directors (the “Board”), Consultant will be granted, as promptly as practicable following the Company’s first 409A valuation approved by the Board following the Effective Date. an option to purchase 505,366 shares, which is equal to [***] of the Company’s fully-diluted issued and outstanding shares as of the date of this Agreement (the “Option”). The shares subject to the Option shall vest as follows: (i) 416,184 shares, which represent [***] of the Company’s fully diluted issued and outstanding shares, shall vest in 48 equal monthly installments on the first day of each month following the Effective Date, subject to Consultant’s continuous service relationship with the Company on each applicable vesting date (the “Time Vesting Option”) and (ii) 89,182 shares, which represent [***] of the Company’s fully-diluted issued and outstanding shares, shall vest upon the Company’s completion of the first milestone of an [***] sponsored research program (the “Performance Condition”), subject to Consultant’s continuous service relationship with the Company through the date the Performance Condition is satisfied (the “Performance Vesting Option”). If, upon the satisfaction of the Performance Condition, 89,182 shares represents less than [***] of the Company’s fully-diluted issued and outstanding shares, the Company shall issue to Consultant an option to purchase an additional number of shares such that total number of shares subject to the Performance Vesting Option equals [***] of the Company’s fully-diluted issued and outstanding shares on the date the Performance Condition is satisfied. Notwithstanding anything to the contrary in this Section 4, in the event that (a) the Company consummates a Change in Control (as defined in the Company’s 2021 Equity Incentive Plan), the Option shall vest and become fully exercisable immediately prior to the consummation of such transaction and (b) in the event Consultant’s Services are terminated pursuant to clause (ii) or clause (vi) of Section 6 hereof, the Time Vesting Option shall accelerate [***] subject in each case to Consultant’s execution of a standard release in favor of the Company, which release does not impose any restrictive covenants on Consultant beyond those already reflected in this Agreement. The exercise price per share of the Option will be equal to the fair market value per share of the Company’s common stock on the date the Option is granted, as determined by the Board in good faith based upon the Company’s most recent 409A valuation report. The Option will be subject in all respects to the Company’s stock plan and the associated stock option agreement provided by the Company (the “Equity Documents”). Any vested portion of the Option shall remain exercisable until the Option’s expiration date, which shall be [***] from the date of grant.

5. Independent Contractor. Consultant is not, nor shall Consultant be deemed to be at any time during the term of this Agreement, an employee of the Company, and therefore Consultant shall not be entitled to any benefits provided by the Company to its employees (including such items as health and disability benefits). Consultant’s status and relationship with the Company shall be that of an independent contractor and consultant. Consultant shall not state or imply, directly or indirectly, that Consultant is empowered to bind the Company without the Company’s prior written consent. Nothing herein shall create, expressly or by implication, a partnership, joint venture or other association between the Parties. Consultant shall be solely responsible for payment of all charges and taxes arising from his or her relationship to the Company as a Consultant.

6. Term of Agreement; Termination. The term of this Agreement and Consultant’s Services hereunder shall commence as of the Effective Date of this Agreement. The term of this Agreement, and the Consultant’s service relationship hereunder, shall end upon the earliest of (i) four (4) years from the date of this Agreement; (ii) [***] days following the receipt by one Party of a written notice of termination from the other Party; (iii) the Consultant’s material breach of this Agreement, which breach is not cured within [***] days following receipt of written notice from the Company specifying in reasonable detail the nature of the breach; (iv) the Consultant’s continued failure or refusal to perform the Services hereunder, which failure or refusal is not cured within [***] days following receipt of written notice from the Company; (v) the Consultant’s death or (vi) the Company’s material breach of this Agreement, which breach is not cured within [***] days following receipt of written notice from the Consultant specifying in reasonable detail the nature of the breach. Except as otherwise explicitly provided herein, Sections 8(c) and 10 through 12 of this Agreement shall survive the termination or expiration of this Agreement for any reason.

7. Warranties of Consultant. Consultant represents to the Company that, except as otherwise expressly set forth in this Agreement (i) with respect to any information, know-how, knowledge or data disclosed by Consultant to the Company in the performance of this Agreement, Consultant has the full and unrestricted right to disclose the same; (ii) Consultant is free to undertake the Services required by this Agreement, and there is, and shall be, no conflict of interest between Consultant’s performance of this Agreement and any obligation Consultant may have to other parties; and (iii) all services rendered hereunder will be performed in compliance with all applicable laws and regulations and in a professional manner in accordance with the highest industry standards and practices.

8. Certain Covenants of Consultant.

(a) Consultant agrees that during the term of this Agreement, Consultant shall not, directly or indirectly, engage in any business activity that directly competes, conflicts or interferes with the Company’s business activity. Notwithstanding the foregoing sentence, the Company agrees that Consultant may continue to (i) perform services for UCSD and (ii) consult with [***], provided that the [***] does not conflict with Consultant’s provision of services to the Company, and further provided that (to avoid doubt) the Company’s acknowledgement of the [***] in no way limits Consultant’s obligations under this Agreement’s other provisions (including without limitation Sections 8(c), 9, 10, 11 and 12). For clarity, nothing in this Agreement shall prevent Consultant from engaging in any business activity relating to adeno-associated virus-based approaches to treat genetic cardiomyopathies, so long as such business activities do not directly compete, conflict or interfere with the business activities conducted by the Company. Notwithstanding anything to the contrary contained in this Section 8(a), in the event that, at any time during the term of this Agreement, the Company requests that Consultant perform Services for the Company with respect to [***], and Consultant is then performing or has committed to perform services for another party with respect to [***], Consultant may continue performing services for such other party provided that Consultant so informs the Company so that the Company may take appropriate steps to avoid Consultant participating in or otherwise having access to the Company’s business activities relating to [***].

(b) During Consultant’s service relationship with the Company, Consultant agrees not to disclose or use in any way the confidential information or property of any third party, including without limitation [***]. Consultant acknowledges and agrees that (x) Consultant’s provision of services to the Company does not violate any contractual or other legal obligation Consultant has to [***]; and (y) Consultant has provided the Company with a copy of any restrictive covenant obligation or other contractual obligation Consultant has to [***] that may prohibit or limit Consultant’s provision of services to the Company.

(c) During the term of this Agreement and for a period of [***] thereafter, Consultant shall not recruit or otherwise solicit, entice, induce or divert, or attempt to solicit, entice, induce or divert, any employees or customers of the Company, or any of its subsidiaries or affiliates, to terminate their employment with, or otherwise cease or diminish their relationships with (as applicable), the Company or any of its subsidiaries or affiliates.

9. Indemnification. Consultant shall indemnify and hold the Company, its affiliates and their respective directors, officers, agents and employees harmless from and against all claims, demands, losses, damages and judgments, including court costs and attorneys’ fees, arising out of or based upon Consultant’s gross negligence or willful misconduct in connection with Consultant’s performance of the Services hereunder.

10. Confidentiality. At all times, both during and after Consultant’s service relationship with the Company, Consultant agrees to hold all Confidential Information (as hereinafter defined) of the Company (or other parties whose Confidential Information the Company has in its possession under obligations of confidentiality) in trust and strict confidence and, except as may be authorized by the Company in writing, shall not use for any purpose,, nor disclose such Confidential Information to any person, association, company, entity or other organization (whether for profit or not for profit), other than in connection with the performance of the Services under this Agreement. As used herein, “Confidential Information” shall mean all knowledge and information which Consultant has acquired or may acquire as a result of, or related to, his or her relationship with the Company that is not publicly available, including but not limited to, information concerning the Company’s business, finances, operations, strategic planning, research and development activities, products, research developments, improvements, processes, trade secrets, services, cost and pricing policies, formulae, diagrams, schematics, notes, data, memoranda, methods, know-how, techniques, inventions, and marketing strategies. Confidential Information shall also include information received by the Company from third parties under an obligation of confidentiality. Confidential Information shall not include information which (i) is or becomes generally available to the public other than by breach of this provision, or (ii) Consultant learns from a third party who is not under an obligation of confidence to the Company.

11. Ownership of Work Product and Enforcement of Intellectual Property. Consultant shall communicate in writing and disclose to the Company promptly and fully all concepts, ideas, inventions, formulae, algorithms, software code, trade secrets, know-how, technical or business innovations, writings, discoveries, designs, developments, methods, modifications, improvements, processes, databases, computer programs, techniques, graphics or images, audio or visual works or other works of authorship and patents or patent rights created, reduced to practice, or conceived by Consultant during the term of this Agreement (whether or not patentable or copyrightable and whether made solely by Consultant or jointly with others), which result from the Services that Consultant performs for the Company or which result from information derived from the Company or its employees, agents or other consultants (all of the foregoing herein collectively and individually called “Works”). The Works shall be and remain the sole and exclusive property of the Company or its nominees whether or not patented or copyrighted and without regard to any termination of this Agreement. The Works and all related Intellectual Property Rights (as hereinafter defined) are being created at the instance of the Company and shall be deemed to be “works made for hire” under the United States copyright laws, and Consultant hereby does assign and transfer, and to the extent any such assignment cannot be made at present, will assign and transfer, to the Company and its successors and assigns all of Consultant’s right, title and interest in all Works and all related Intellectual Property Rights. If any Works (or any Intellectual Property Right in or related to such Works or that claim or cover such Works) does not qualify for treatment as “works made for hire”, or if Consultant retains any interest therein for any other reason, Consultant hereby assigns and transfers, and will assign and transfer, to the Company all ownership and interest in such Works and any and all Intellectual Property Rights in and to such Works or that claim or cover any such Works. Consultant will cooperate fully with the Company, both during and after his or her employment with the Company, with respect to the procurement, maintenance and enforcement of Intellectual Property Rights related to the Works. As used herein, “Intellectual Property Rights” means, collectively, all rights in, to and under patents, trade secret rights, copyrights, trademarks, service marks, trade dress, and similar rights of any type under the laws of any governmental authority, including without limitation, all applications and registrations relating to the foregoing.

Notwithstanding anything to the contrary in this Section 11, this Agreement does not obligate Consultant to assign to the Company any development that is developed entirely on Consultant’s own time and does not relate to the business efforts or research and development efforts in which, during the period of Consultant’s service relationship, the Company actually is engaged, and does not result from the use of premises or equipment owned or leased by the Company. However, Consultant will also promptly disclose to the Company any such developments for the purpose of determining whether they qualify for such exclusion, except to the extent that disclosure would constitute a violation of any policy of UCSD or the terms of any agreement to which Consultant is a party. For clarity, this Agreement does not obligate Consultant to assign to the Company any development that is developed by Consultant for UCSD or any other third party for whom Consultant is permitted to perform services pursuant to Section 8(a), and Consultant’s obligations under this Section 11 are expressly subject to Consultant’s obligations to disclose and assign certain intellectual property rights to UCSD. Consultant understands that to the extent this Agreement is required to be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this Section 12 will be interpreted not to apply to any invention that a court rules and/or the Company agrees falls within such classes. Consultant also hereby waives all claims to any moral rights or other special rights that Consultant may have or accrue in any Company-related developments.

12. Company Data. Any data or other materials furnished by the Company for use by Consultant in connection with the Services shall remain the sole property of the Company and shall be held in trust and confidence by Consultant in accordance with this Agreement. The Company may obtain the return of the Company data or other materials furnished to Consultant upon written notice to Consultant requesting such return, and in any event Consultant shall promptly return such data or materials upon termination of this Agreement and will not keep or make copies of any such data or materials.

13. Protected Disclosures. Consultant understands that nothing contained in this Agreement limits Consultant’s ability to communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to the Company. Consultant also understands that nothing in this Agreement limits Consultant’s ability to share compensation information concerning Consultant or others, except that this does not permit Consultant to disclose compensation information concerning others that Consultant obtains because his job responsibilities require or allow access to such information.

14. Defend Trade Secrets Act of 2016. Consultant understands that pursuant to the federal Defend Trade Secrets Act of 2016, Consultant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

15. Remedies Upon Breach. Consultant understands that the restrictions contained in Sections 8(c), 10, 11 and 12 of this Agreement are necessary for the protection of the business and goodwill of the Company and Consultant considers them to be reasonable for such purpose. Any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of such breach, the Company, in addition to such other remedies which may be available, will be entitled to seek specific performance and other injunctive relief.

16. Miscellaneous. This Agreement together with all exhibits hereto, contains the entire understanding of the Parties with respect to the matters contained herein, and supersedes all proposals and agreements, written or oral, and all other communications between the Parties relating to the subject matter of this Agreement. In signing this Agreement, the Consultant is not relying on any promise of representation of the Company except as expressly set forth herein. Neither this Agreement nor any right or obligation hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of the Company. The Company may assign this Agreement to its affiliates, successors and assigns, and the Consultant expressly consents to such assignment. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws rules. Any disputes relating to this Agreement or the Consultant’s services shall be heard exclusively before California state or federal courts. The Parties expressly agree to such exclusive jurisdiction and fora and hereby waive any right to a trial by jury with respect to any such dispute. This Agreement may not be modified or amended except in writing signed or executed by Consultant and the Company. In case any provisions (or portions thereof) contained in this Agreement will, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date last below written.

CONSULTANT		LEXEO THERAPEUTICS, INC.

By:	/s/ Eric Adler	By:	/s/ R. Nolan Townsend
Name (Print):	Eric Adler	Name	(Print) R. Nolan Townsend
		Title:	Chief Executive Officer

Date:	July 16th 2021	Date:	7/15/2021

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